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                                                                    Exhibit 4.23

                                                               MR. BRIAN M. KING
                                  [DRAXIS LOGO]            CHAIRMAN OF THE BOARD


PRIVATE AND CONFIDENTIAL

HAND DELIVERED

September 24, 2003

Dr. Martin Barkin
54 Old Forest Hill Road
Toronto, ON M5P 2P9

Dear Dr. Barkin:

This letter is further to our agreement that Draxis Health Inc. ("Draxis") will establish for your benefit a Retirement Compensation Allowance ("RCA").

We confirm that the RCA, which has been attached hereto as Schedule "A", is in the total amount of $1.4 million and will be paid as follows:

        (1)     Payment of $600,000.00 in August, 2003; and

        (2) The remaining $800,000.00 to be paid in quarterly instalments over the next eight (8) fiscal quarters at the beginning of each quarter commencing with the fourth quarter of 2003 (the "Commencement Date"), and ending with fourth quarter of 2005 (the "Completion Date").

        (hereinafter the "RCA Payments")

We are writing to confirm that in consideration for the grant of the RCA, and the RCA Payments, you agree that your Employment Agreement dated April 15, 1999, as amended by letter dated June 14, 2000, (the "Agreement") shall be interpreted in accordance with the following provisions:

TERMINATION BY DRAXIS FOR CAUSE - SECTION 16(a)

All RCA Payments shall cease effective immediately upon termination for cause.

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TERMINATION BY DRAXIS WITHOUT CAUSE BUT WITH NOTICE - SECTION 16(b)

The RCA Payments shall qualify as notice pursuant to Section 16(b) of the Agreement for the purposes of calculating notice or pay in lieu thereof.

TERMINATION BY DRAXIS WITHOUT CAUSE AND WITHOUT NOTICE - SECTION 16(c)

(l) The severance payments set out in Section 16 (c) of the Agreement (the "Severance Payments") shall be reduced by the RCA Payments. In the event that you are terminated in accordance with Section 16(c) of the Agreement prior to the Completion Date, the Severance Payments shall be reduced by the amount of the RCA payments made as at the date of termination.

(2) Following the Completion Date all payments pursuant to the RCA shall cease and you acknowledge that you shall have no further entitlement for RCA Payments or Severance Payments thereafter.

(3) The Severance Payments and RCA Payments constitute full and final payment of all monies payable pursuant to Section 16(c) of the Agreement, and are inclusive of all statutory payments which may be owing to you upon termination, including but not limited to any monies or payments for termination pay and severance under the provisions of the Ontario EMPLOYMENT STANDARDS ACT (the "Act"). You agree that upon termination in accordance with the Agreement, you shall have no right or claim to any further compensation, including but not limited to any claim pursuant to the Act for termination pay and severance pay.

(4) You agree that the RCA Payments constitute appropriate consideration for the amendments to the Agreement set out herein, and further, that such payments constitute a greater right or benefit than the payments which you would have received upon termination for termination pay and severance pay pursuant to the Act.

TERMINATION PAYMENT FOLLOWING CHANGE OF CONTROL - SECTION 16(d)

Any payments pursuant to the Change of Control provisions of the Agreement shall be reduced by the RCA Payments. For clarity, the RCA Payments made as at and/or subsequent to the date of termination shall be deducted from the lump sum amount payable pursuant to 16(d)(1)(C).

TERMINATION BY DRAXIS WITHOUT CAUSE UPON DISABILITY - 16(3)(e)

In the event that you qualify for payments pursuant to Section 16(3)(e) of the Agreement, any monies deemed payable shall be reduced by the RCA Payments.

DEATH - 16(3)(f)

In the event that you should die during the term of the Agreement, your estate shall be entitled to the benefit of any unpaid RCA Payments.

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Except as set out herein, the Agreement shall remain in full force and effect.

Please confirm your agreement with the terms and conditions of this letter by signing below and returning the original to my attention.

Yours very truly,

DRAXIS HEALTH INC.

/s/ Brian M. King

Per:     Mr. Brian M. King
         Chairman of the Board

cc:      Doug Parker
         Jack Carter


I have read and understand and, having had the opportunity to seek independent legal advice, I accept the terms outlined above in this letter agreement.

                                        /s/ Martin Barkin
-----------------------------------     ----------------------------------------
Date                                    Dr. Martin Barkin

                                        3
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                       RETIREMENT COMPENSATION ARRANGEMENT
                                 TRUST AGREEMENT

This Agreement made as of this 1st day of July 2003.

Between: DRAXIS HEALTH INC., a company incorporated under the laws of the Province of Ontario, having its head office in the Province of Ontario (hereinafter referred to as the "Company")

          -and-

          DR. MARTIN BARKIN, ROBERT BARKIN, and GORDON B. LANG, trustees of the Retirement Compensation Arrangement Trust for Dr. Martin Barkin of Draxis Health Inc. (the "Trust") in the province of Ontario (hereinafter referred to as the "Trustees").


A. WHEREAS pursuant to the terms of a Retirement Compensation Arrangement (hereinafter called the "RCA") dated July 1st, 2003, the parties hereto agree to enter into a trust agreement whereby the Trustees agree to act as Trustees and to administer a trust in accordance with the terms and conditions of this Agreement;

B. AND WHEREAS the Company has established a trust for the purposes of providing retirement benefits for some or all of its employees, known as the Retirement Compensation Arrangement Trust for Dr. Martin Barkin of Draxis Health Inc. from the Effective Date and has appointed the Trustees to administer the Trust as of the Effective Date;

C. AND WHEREAS the Trustees have agreed to act as Trustees in accordance with the terms and conditions contained herein;

D. AND WHEREAS contributions by the Company are made in connection with benefits that are to be or may be received or enjoyed by the Members (hereinafter referred to as the "Member") on, after or in contemplation of a substantial change in the services rendered by the Member, the retirement of the Member, the disability or death of the Member or the loss of office or employment of the Member;

E. The RCA Plan Text requires the Company to pay contributions into trust to fund the plan benefits and the Company hereby agrees to transfer to the Trustees the sum of $600,000.00 as an initial contribution.

NOW THEREFORE that in consideration of the member continuing to provide faithful service to the Company and the Company providing the RCA Plan to the Member and such other good and valuable consideration and the sum of $10.00 now paid by each party to each of the other

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parties (receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereto agree as follows:

1.      INTERPRETATION

1.1     DEFINITIONS. The following terms have the meanings given:

        "AGREEMENT" means this trust agreement as amended from time to time;

        "BENEFICIARY" means the beneficiaries referred to in Schedule "A";

        "EFFECTIVE DATE" means the date on which the Company provides funds to establish the Trust Fund to the Trustee;

        "INCOME TAX ACT" means the Income Tax Act of Canada, as amended from time to time;

        "MEMBER" means a person who is enrolled in the Plan by the Company under the Terms and Conditions set out in Schedule "A";

        "PLAN" means the Retirement Compensation Arrangement ("RCA") Plan as amended from time to time attached hereto as Schedule "A";

        "POWERS" shall be deemed to mean and include those things which the Trustees may, in their sole and absolute discretion, do or refrain from doing in the management, supervision or carrying out of this Trust and the doing or refraining from doing any act shall not violate any duty to the Members and any Beneficiaries of the Trust and such powers shall not be limited by any statutory limitations set out in the Ontario Trustee Act or any other relevant provincial legislation;

        "RCA" means a Retirement Compensation Arrangement within the meaning of the INCOME TAX ACT (CANADA);

        "TRUSTEES" means the individuals that from time to time act as the Trustees of the Trust Fund;

        "TRUST FUND" means the trust fund established pursuant to this Agreement.

1.2 NUMBER AND GENDER. Unless the context requires otherwise, words importing the singular include the plural and vice versa, and words importing gender include both genders.

1.3 HEADINGS. The headings in this Agreement are included solely for the ease of reference and are not to be used to interpret this Agreement.

                                        2
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2.      ESTABLISHMENT AND ACCEPTANCE OF TRUST

2.1 ESTABLISHMENT. In order to establish and settle a trust to fund Plan benefits, the Company will contribute $10.00 to the Trustees.

2.2 TRUST FUND. All contributions received by the Trustees in connection with the Plan, together with any earnings, profits, increments and accruals arising thereon, reduced by authorized payments shall constitute a Trust Fund which shall be held by the Trustees pursuant to the trust provisions settling the trust set out within this Agreement and dealt with in accordance with the enabling powers contained within this Agreement.

2.3 ACCEPTANCE. The Trustees hereby accept the trusts created by the terms of the Agreement and the powers set out within this Agreement and agree to hold, invest, distribute and administer the Trust Fund in accordance with this Agreement.

2.4 SUBJECT TO AGREEMENTS. The Trust Fund shall be held by the Trustees in trust for the Member subject to the terms and conditions contained herein and at no time shall any part of the Trust Fund be used for or diverted to purposes other than those consistent with the terms of this Agreement and the RCA.

3.      USE OF TRUST FUND

3.1 The Trust Fund shall be used solely for the purposes of paying amounts that are payable under the Plan and any taxes, expenses for administration and other amounts payable in respect of the Trust Fund.

4.      PAYMENTS FROM THE TRUST FUND

4.1 PAYMENTS OF BENEFITS. The Trustees shall make payments from the Trust Fund in accordance with the terms of the Plan.

4.2 WITHHOLDING. The Trustees shall withhold from any plan payments to be made to the Member pursuant to this Agreement any amount required by the Income Tax Act or any other governing statute to be withheld.

4.3 TAXES. The Trustees shall pay from the Trust Fund all taxes of whatever kind that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund or any assets forming a part thereof. This paragraph also applies to any interest or penalty applicable in respect of any taxes.

4.4 SALE OF ASSETS. If the Trustees must sell assets in order to make a payment and have not been directed by the Company as to which assets are to be sold for this purpose, the Trustees may select the assets to be sold in the Trustees' sole discretion.

                                        3
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5.      INVESTMENT OF TRUST FUND

5.1 INVESTMENT DIRECTIONS. The Company shall direct the Trustees in the investment of the Trust Fund and may, from time to time, delegate the power to direct the investments to one or more other persons, including the Trustees.

5.2 PERMISSIBLE INVESTMENTS. The Trustees may acquire any investments whatsoever, notwithstanding that the investments may not be authorized by law. For greater certainty, and without in any way limiting the foregoing, the Trustees may acquire interests in pooled funds, partnerships, life insurance policies, annuity contracts and loans of private companies including the Company.

6.      RETIREMENT COMPENSATION ARRANGEMENT

6.1 It is intended that the Plan and the Trust Fund be a retirement compensation arrangement for the purposes of the INCOME TAX ACT (CANADA).

7.      POWERS OF TRUSTEES

7.1 Without in any way limiting or derogating from the powers and authorities otherwise available to the Trustees, the Trustees have the following powers and authorities in the administration and investment of the Trust Fund, to be exercised in accordance with this Agreement:

        a) PURCHASE OF PROPERTY. To invest the Trust Fund or any part thereof in such manner and in such loans, bonds, securities or other property (including securities issued by the Trustees or its affiliates or by the Company), and upon such terms as the Trustees shall consider advisable, without being restricted to a class of investments which the Trustees may be permitted by law to make.

        b) SALE, EXCHANGE, CONVEYANCE AND TRANSFER OF PROPERTY. To sell, exchange, convey, transfer or otherwise dispose of any securities or other property held by it, upon such terms and for such consideration as the Trustees consider suitable.

        c) EXERCISE OF OWNER'S RIGHTS. To vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any payments incidental thereto; to oppose, or consent to, or otherwise participate in corporate reorganizations or other changes affecting corporate securities; and generally to exercise any of the powers of an owner with respect to all stocks, bonds, securities or other property held as part of the Trust Fund.

        d) REGISTRATION OF INVESTMENTS. To cause any securities or other property held or forming part of the Trust Fund to be registered in their own name as Trustees, or in the name of one or more of its nominees as Trustee(s), and to be represented by certificates which include securities of the same class and nature held for other accounts for which the Trustees act in a fiduciary capacity; to hold any securities

                                        4
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                in bearer form; and to hold securities of an issuer utilizing a book-based central depository system for which certificates are not being issued, in which case the books and records of the Trustees shall at all times show such securities or the proportionate interest thereof that are part of the Trust Fund.

        e) ACQUIRE LIFE INSURANCE. To apply for and purchase as an authorized investment of the Trust Fund life insurance on the life of any person including the Member.

        f) INSURANCE. To accept as assignee for consideration or as a donation to the Trust Fund any life insurance policy or policies on the life of any person and/or benefits under any such policy or policies and to use and apply any portion of the Trust Fund in the payment or pre-payment of premiums upon or for the purpose of maintaining in force any such insurance, whether applied for and purchased by the Trustees or accepted by them as assignees or donees and any insurance so purchased by or donated to or otherwise acquired and held by the Trustees shall be deemed to be an authorized investment in a like manner so shall any payment or pre-payment of any premium thereon. The Trustees are specifically authorized to acquire universal life policies with some or all of the contributions to the Trust Fund.

        g) BORROWING. To borrow or raise money for the purposes of the Trust on such terms and conditions as the Trustees consider appropriate, and to use the property of the Trust Fund to secure the repayment of the amount borrowed or raised with the purpose of such borrowing to ultimately benefit the Member and Beneficiary.

        h) RETENTION OF PROPERTY ACQUIRED. To accept and retain any securities or other property received or acquired by them as Trustees, whether or not such securities or other property would normally be purchased as investments for the Trust Fund.

        i) BANK ACCOUNTS. To open and operate an account with a bank, trust company or securities brokerage firm and to retain cash in the account. Any cash deposited with the Trustees or an affiliate shall be credited with interest at the usual rate for such deposits (without any liability to account for any profit resulting from the use of the cash while on deposit).

        j) EXECUTION OF INSTRUMENTS. To make, execute, acknowledge and deliver all documents of transfer and conveyance and all other instruments that may be necessary or appropriate to carry out the Trustees' powers.

        k) TAX ELECTIONS. To make, or refrain from making, any election, determination, designation, allocation or apportionment that is required or permitted by any taxing statute. This power shall be exercised in accordance with the direction of the Member and, in the absence of such direction, in the Trustees' absolute discretion.

        l) SETTLEMENT OF CLAIMS AND DEBTS. To settle, compromise, or submit to arbitration any claims, debts or damages due to owing to or from the Trust Fund; to

                                        5
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                commence or defend suits or legal or administrative proceedings;
                and to represent the Trust Fund in all suits and legal and administrative proceedings.

        m) EMPLOYMENT OF AGENTS AND OTHERS. To retain suitable agents, lawyers (who may be counsel for the Company), accountants, actuaries and other competent and qualified persons for the purpose of seeking professional advice of issues and matters pertaining to the Trust Fund, the Plan, tax matters and any and all other issues that may or will impact upon the Plan, the Member or Beneficiary.

        n) POWER TO COMMINGLE. To consolidate the Trust Fund where there are a number of employees covered as Members under the Plan, for the purposes of investment, or any part thereof, with any other trust funds for which the Trustees are trustee into a single common fund, and to divide the common fund into units or proportionate interests that are held by the trust funds for each respective Member.

        o) NON-ARM'S LENGTH TRANSACTIONS. To enter into a transaction with the Trustees (acting in any other capacity), a Member or Beneficiary of the Trust Fund or any other non-arm's length person, if the Trustees are permitted to enter into the transaction with such a non-arm's length person.

        p) POWER TO DO ANY NECESSARY ACT. To do all such acts, take all such proceedings, and exercise all such rights and privileges, not specifically mentioned, as the Trustees consider necessary to administer the Trust Fund.

8.      ACCOUNTS AND RECORDS

8.1 MAINTENANCE OF ACCOUNTS. The Trustees shall prepare and maintain accurate and detailed accounts of all investments and transactions in respect of the Trust Fund as set out herein. Within ninety (90) days following the end of each calendar year and within ninety (90) days after the removal, replacement or resignation of a Trustee, the Trustees shall file with the Company a statement setting forth all investments and cash transactions effected by it during such calendar year or during the period from the close of the last calendar year to the date of such removal, replacement or resignation, in respect of the Trust Fund.

8.2 INSPECTION OF RECORDS. The accounts and records of the Trust Fund will be open for inspection and audit upon written notice to the Trustee by any person specified by a Member or Beneficiary. The Trustee shall respond to such notice within ninety (90) days of receiving the request in writing.

9.      PROVISION OF INFORMATION

9.1 The Company shall provide the Trustees with a copy of the RCA Plan Text and of each amendment to that text, and with any other information required by the Trustees to fulfill their responsibilities under this Agreement.

                                        6
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10.     RESPONSIBILITIES AND LIMITATIONS

10.1 ADEQUACY OF THE TRUST FUND. The Trustees have no responsibility to ensure the adequacy of the Trust Fund to make payments under the Plan.

10.2 LOSS TO THE TRUST FUND. The Trustees shall not be liable for the making, retention or sale of any investment nor for any loss to or diminution of the Trust Fund, unless due to the Trustees' own bad faith, reckless disregard of duties, willful default or misconduct ("Fault").

10.3 RELIANCE ON INFORMATION AND ADVICE. The Trustees shall not be liable for any act or omission in reliance on information provided to them or on the advice of suitable counsel and advisors except where the liability arises because of Fault on the part of the Trustees.

10.4 RELIANCE ON DESIGNATION. The Trustees are hereby empowered to rely upon the Member's Beneficiary Designation pursuant to the RCA Plan in Schedule "A".

10.5 DIRECTIONS. The Trustees shall not be liable for any act or omission in respect of any direction given in accordance with this Agreement except where the liability arises because of Fault on the part of the Trustees.

10.6 PROCEEDINGS. The Trustees are not required to institute, prosecute or defend any proceedings relating to the Trust Fund, or to exercise any other powers referred to in subparagraph 7.1(l), unless they have been first indemnified to their satisfaction against any expenses or liabilities which may incur as a result thereof.

10.7 COMPLIANCE WITH THE LAW. The Trustees shall comply with any law, order or regulation which requires the Trustees to take or refrain from taking any action under this Agreement.

10.8    CONFLICT OF INTEREST. The Trustees may do the following:

        a) On their own behalf or on behalf of other accounts that they manage, deal with securities of the same class or nature as are held by the Trust Fund;

        b) Use in other capacities knowledge gained in their capacity as Trustees of the Trust Fund; and;

        c) Hold any office, position or employment with a corporation, and receive remuneration therefor.

10.9 PERSONS DEALING WITH TRUSTEES. A person dealing with the Trustees need not inquire into the decisions or authority of the Trustees or to see the application of any money, securities or any other property paid, delivered or lent to the Trustees.

                                        7
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11.     TRUSTEES' COMPENSATION EXPENSES

11.1 AMOUNT OF COMPENSATION. The remuneration of the Trustees during the terms of this Agreement shall be paid by the Company and shall be set from time to time by the Company with the agreement of the Trustees and payable as set out in the Plan. The said sum shall be a global payment in respect of the duties and obligations of the Trustees under this Agreement, the Plan and under any other similar agreements between the Trustees and the Company.

11.2 PAYMENT FROM THE TRUST FUND. Subject to paragraph 11.3, the Trustees' compensation and all expenses incurred by the Trustees in the administration of the Trust Fund shall be paid from the Trust Fund.

11.3 PAYMENT BY COMPANY. If the Company and the member agree, the Company shall pay the Trustees' compensation and all expenses incurred by the Trustees in the administration of the Trust Fund, other than compensation and expenses relating to the custody and investment of the Trust Fund. The Trustees are entitled to payment from the Trust Fund for any compensation or expenses that remain unpaid for thirty (30) days. The Company shall reimburse the Trust Fund for any such amounts paid to the Trustees.

12.     RESIGNATION, REMOVAL, REPLACEMENT OF TRUSTEES

12.1 RESIGNATION BY A TRUSTEE. A Trustee may, terminate his or her duties and obligations by giving sixty (60) days notice in writing to the Company, in which event the Company shall immediately use its best efforts to appoint a new Trustee (which may be a trust company licensed to carry on the business of a trust company in Canada). The Trustees shall forthwith transfer the Trust Fund, together with all records, accounts, receipts and other documents in respect thereof, to such person and in such manner as the Company directs.

12.2 REMOVAL BY COMPANY. The Company may remove a Trustee at any time by giving sixty (60) days notice in writing to the Trustee and in such event shall appoint a new Trustee (which may be a trust company licensed to carry on the business of a trust company in Canada). After receiving such notice of removal, a Trustee shall forthwith transfer the Trust Fund, together with all records, accounts, receipts and other documents in respect thereof to such new Trustee, at the time and in the manner directed by the Company.

12.3 SUCCESSOR TRUSTEE. A new Trustee may be appointed by the Company as a successor Trustee and upon such appointment being made, the successor Trustee shall be bound by the terms of this trust Agreement including the same powers and duties in the Plan Text or any amended or similar version of this trust Agreement or the Plan Text. In that regard, the successor Trustee shall execute all the necessary documents to complete its appointment as successor Trustee.

                                        8
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13.     AMENDMENT

13.1 This Agreement may be amended from time to time by an instrument in writing executed by the Company and the Trustees. No amendment may be made that conflicts with the terms of the RCA Plan and this Agreement.

14.     GENERAL

14.1 PAYMENTS TO MINORS AND INCOMPETENTS. If any person to whom a payment is to be made is a minor or is otherwise incompetent to receive the payment or to give a release for it, the payment may be made to the legal representative of the person. If there is no legal representative, the payment may be made in the manner determined by the Trustees.

14.2 SEVERABILITY. If any provision in this Agreement is found to be invalid or unenforceable, the remaining provisions shall not be affected, and this Agreement shall be construed as if the invalid or unenforceable provision were not in the Agreement.

14.3 DISPUTES. Should any difference of opinion at any time exist between the Trustees, the Company, the Member or Beneficiary in relation to the commission or omission of any acts, or otherwise, in the execution of the Trusts herein, the decision of the person holding the position of President of the Company at the time the dispute arose, or should he or she be unwilling or unable to render such decision, an arbitrator agreed upon by the parties shall be selected and the decision of the arbitrator shall be final and binding upon the parties. The Parties shall share equally the cost of the arbitrator.

15.     GOVERNING LAW

15.1 This Agreement shall be subject to and construed under the laws of the Province of Ontario.

16.     BINDING UPON HEIRS AND SUCCESSORS

16.1 This Agreement shall endure to the benefit of and be binding on the parties to this Agreement and their respective legal and personal representatives, successors and permitted assigns.

                                        9
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IN WITNESS WHEREOF the Company and the Trustees have executed this Agreement as of the date at the top of page 1.

SIGNED IN THE PRESENCE OF


                                        /s/ Douglas M. Parker
------------------------------------    ----------------------------------------
Witness                                 Per:  Douglas M. Parker, General Counsel
                                        I have the authority to bind the Company


                                        /s/ Martin Barkin
------------------------------------    ----------------------------------------
Witness                                 Per: Dr. Martin Barkin
                                        I have the authority to bind the Trust


                                        /s/ Robert Barkin
------------------------------------    ----------------------------------------
Witness                                 Per: Robert Barkin
                                        I have the authority to bind the Trust


                                        /s/ Gordon B. Lang
------------------------------------    ----------------- ----------------------
Witness                                 Per: Gordon B. Lang
                                        I have the authority to bind the Trust

                                       10
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                                   SCHEDULE A

                 RETIREMENT COMPENSATION ARRANGEMENT (RCA) PLAN

                              FOR DR. MARTIN BARKIN

                              OF DRAXIS HEALTH INC.


Effective Date:   July 1, 2003


Signed on August 28th, 2003 at City of Toronto, Canada


/s/ Douglas M. Parker
----------------------------------------
Douglas M. Parker


General Counsel & SECRETARY
----------------------------------------
Title

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TABLE OF CONTENTS

                                                                            PAGE
1.   DEFINITIONS..............................................................1

2.   ELIGIBILITY AND ENROLMENT................................................5

3.   CONTRIBUTIONS............................................................6

4.   BENEFIT OPTIONS ON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL........7

5.   PLAN BENEFITS............................................................8

6.   BENEFITS ON DEATH OR DISABILITY PRIOR TO COMMENCEMENT OF ANNUITY.........9

7.   RIGHT TO CEASE CONTRIBUTIONS TO THE PLAN................................10

8.   FUNDING AND ADMINISTRATION OF THE PLAN..................................11

9.   MISCELLANEOUS PROVISIONS................................................12

10.  AMENDMENT OF THE PLAN...................................................13

1.      DEFINITIONS

ACTUARY

means a Fellow of the Canadian Institute of Actuaries.

ANNIVERSARY DATE

means January 1st of each year following the Effective Date.

BENEFICIARY

means, if there is no Spouse, the person designated by a Member under the Plan to receive benefits arising from the death of a Member. If the Member fails to make a designation, any benefits will be paid to the Member's estate.

CHANGE OF CONTROL OF THE COMPANY

means the purchase by a third party of shares of the Company containing in excess of 50% of the voting rights of shareholders.

COMPANY

means Draxis Health Inc.

CONTINUOUS

means, in relation to employment, membership or service, without regard to periods of temporary suspension of the employment, membership or service of a Member and without regard to periods of layoff from employment, not exceeding 26 consecutive weeks during such absence.

DISABILITY

means the continuous and complete inability of the Member to engage in any gainful occupation or employment, whether with the Company or otherwise, for which the Member is, or becomes, reasonably qualified by training, education or experience. The Member must at all times be under the regular care of a legally qualified doctor.

EARNINGS

means the base salary, bonus and taxable value of benefits of the Member.

INVESTMENT INCOME

means the investment income credited to a Member Account. The value of the investment income shall be determined by the Company. Investment Income shall be credited from the day a contribution is credited to the date the benefit is to be provided on death, retirement, disability, withdrawal or the effective date of Canadian non-residency of a Member or Change of Control or sale of the Company.

MEMBER

means a person who is enrolled in the Plan by the Company.

MEMBER ACCOUNT

means the contributions allocated under this Plan to the Account of a Member. The Member Account will include accrued investment income.

NORMAL RETIREMENT DATE

means the first day of the month immediately following the Member's 70th birthday. If the Member's birthday is the first day of a month, the Normal Retirement Date is the Member's 70th birthday.

PLAN

means the Retirement Compensation Arrangement for Martin Barkin of Draxis Health Inc. which is governed by subsection 248(1) of the Income Tax Act (Canada).

PLAN YEAR

means for the first Plan Year, the period beginning on the Effective Date to the Anniversary Date. Subsequent Plan Years shall be 12 months commencing on the Anniversary Date.

SALE OF COMPANY

means the sale of all voting shares of the Company to a third party.

SPOUSE

means, in relation to the Member, a person of the opposite sex

1. who at the relevant time was married to the Member and not living separate or apart, or

2. if there is no person to whom subclause 1 applies, a person of the opposite sex who is cohabitating with the Member or in a conjugal relationship for at least three years immediately preceding the relevant time and is presented as the consort of the Member in public.

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TRUSTEES

means either a trust company or an insurance company licensed to transact life insurance business in Canada, or three or more individuals, at least three of whom reside in Canada and one of whom must be independent to the extent that the individual is neither a shareholder, partner or employee of the Company.

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1.      CONSTRUCTION OF THE PLAN

1.1     GENERAL

        The Plan provides benefits to the Member which are intended to supplement his retirement income.

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2.      ELIGIBILITY AND ENROLMENT

2.1     ELIGIBILITY

        Dr. Martin Barkin, a Senior Executive shall join the Plan when designated by the Company.

2.2     ENROLMENT

        To enroll as a Member of the Plan, an eligible employee must complete a Plan enrolment form.

2.3     INFORMATION

        The Company will provide the Member with a written explanation of the Plan.

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3.      CONTRIBUTIONS

3.1     MEMBER CONTRIBUTIONS

        Members may contribute to this Plan on a voluntary basis subject to a Certificate signed by an Actuary.

3.2     COMPANY CONTRIBUTIONS

        Each Plan Year, the Company is required to allocate contributions on behalf of the Member, in such amounts, at such times, determined by the Company, subject to a Certificate signed by an Actuary.

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4.      BENEFIT OPTIONS ON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

4.1 The Member must withdraw from the Plan if employment with the Company terminates before Normal Retirement Date.

4.2 The Member may elect to withdraw from the Plan if the Company undergoes a Change of Control. The Company will provide a statement of the Member's benefits to the Member upon termination of employment or Change of Control.

4.3 The Member will provide written confirmation of the benefit option chosen within 60 days of the receipt of the benefit statement.

4.4     The Company will provide funds in cash or in kind equal to the Member
        Account.

4.5 The Member may elect any one or a combination of the following options for the funds equal to the Member Account:

        1. payment from the Plan of a single lump sum or equal annual installments of equivalent value over a period of up to 20 years

        2. the purchase of a deferred or immediate annuity from a financial carrier licensed to provide life or other annuities.

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5.      PLAN BENEFITS

5.1     RETIREMENT DATES

        1.      NORMAL RETIREMENT DATE

                The Member's lump sum, installment payments or normal retirement annuity shall begin on or after the Member's Normal Retirement Date.

        2.      EARLY RETIREMENT DATE

                The Member may elect to begin annuity benefits or any other form of benefit payment on the first day of any month.

        3.      POSTPONED RETIREMENT DATE

                a) The Member should he remain in the service of the Company after Normal Retirement Date may elect to continue participation in the Plan.

                b) The Member may elect to defer the annuity benefits past Normal Retirement Date.

                c) The Member should he be past Normal Retirement Date and elects to begin payment of benefits must cease participation in the Plan no later than the day preceding the first payment of such benefits.

5.2     AMOUNT OF BENEFITS

        The amount of the Member's lump sum, installment payments or annuity will be determined by applying the value of the Vested Member Account to installment or annuity rates in effect at the date the benefit commences or the annuity is purchased.

5.3     NORMAL FORM OF BENEFIT

        The normal form of benefit is payable annually for 20 years during the lifetime of the Member, whom failing the Spouse of the Member. In the event neither the Member or Spouse survives the 20 year period, the commuted value of the remaining payments shall be payable to the Beneficiary of the Member.

5.4     TRANSFER OPTION

        The Member may elect to transfer the value of the Member Account as outlined in Section 4.5.

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6.      BENEFITS ON DEATH OR DISABILITY PRIOR TO COMMENCEMENT OF ANNUITY

6.1 If the Member dies or becomes disabled before actual retirement date, the Company shall accelerate future Company Contributions to the Plan otherwise payable to December 2005 and a benefit equal to the value of the Member Account including such accelerated contributions at the date of death or disability shall be paid in a lump sum or in accordance with
        Article 6 to the Member or Beneficiary.

        On disability the benefit shall be paid to the Member.

        If the Member has a Spouse at the date of death, the Spouse will receive a death benefit representing the Member Account.

        If the Member does not have a Spouse at the date of death, the Beneficiary will receive a death benefit representing the Member Account.

6.2     If the Spouse is the Beneficiary, the Spouse may elect:

        1. to receive the death benefit as a lump sum cash payment or in installment payments for up to 20 years

        2. to purchase an immediate or deferred annuity with a financial carrier licensed to provide annuities. The annuity may be guaranteed for a maximum period equal to 15 years.

6.3 The Member and Spouse may jointly waive the Spouse's entitlement to the death benefit by filing the waiver.

6.4 The amount of annuity or installment payments, if applicable, will be determined by applying the value of the Member Account to the annuity or installment payment rates in effect on the date of the Member's death.

6.5 If the Beneficiary is an individual other than the Spouse, or the Member's estate, the Beneficiary shall receive the death benefit in a lump sum cash payment.

6.6 The Company shall provide a statement of the Member's death benefit upon receiving confirmation of the Member's death or disability.

6.7 THE DEATH OR DISABILITY BENEFIT SHALL be paid upon receipt of the Member's, Spouse's or Beneficiary's written direction.

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7.      RIGHT TO CEASE CONTRIBUTIONS TO THE PLAN

7.1 The Company may, on giving written prior notice to the Member, permanently cease making contributions to the Plan at any time.

7.2 The Company will make all contributions required by the terms of the Plan up to the date of termination of the Plan.

7.3 The Company will provide the Member with a written statement of the benefits and options available to the Member.

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8.      FUNDING AND ADMINISTRATION OF THE PLAN

8.1     ADMINISTRATION

        The Company has the final authority for all interpretations of the Plan provisions.

        The Company has adopted this Plan for the purpose of providing periodic retirement income to the Member, in respect of his service as an employee.

        The administrator of the Plan is the Company. The Company may delegate specific administrative functions and tasks to the Trustees or other parties.

8.2     FUNDING

        The Plan is financed by Company contributions with the exception of Member voluntary contributions.

8.3     INVESTMENTS OF THE FUND

        The Company shall establish an RCA Trust and the Trustees appointed by the Company to administer this Trust shall invest contributions made to the Plan at their sole discretion, subject to such investments being permitted under the terms of the Trust Deed.

8.4     ADMINISTRATION FEES

        All fees arising due to the administration of the Plan will be paid by the Company.

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9.      MISCELLANEOUS PROVISIONS

9.1     BENEFICIARY

        The Member may appoint a Beneficiary or change the Beneficiary previously appointed at any time under the terms and conditions of the Plan.

        Beneficiary appointments made under the Plan are revocable unless the Member instructs otherwise in writing.

9.2     MARRIAGE BREAKDOWN

        If, as the result of the breakdown of the Member's marriage or other conjugal relationship, a benefit will be paid to the Spouse of the Member, as ordered by a written agreement, decree, order or judgement, the Member will provide a copy to the Company. The Spouse will receive a benefit not greater than 50% of the benefit to which the Member is entitled under the terms of the Plan. The remaining Member benefit will not be adjusted or replaced as a result of the marriage breakdown.

9.3     DISCLOSURE REQUIREMENTS

        1. Any person entitled to benefits under the Plan, including the Member, Spouse or a duly authorized agent, may request to examine or receive a copy of any document relating to the Plan. The request must be made in writing to the administrator of the Plan.

        2. The Company shall provide the Member with a written statement of Plan benefits at least annually. If the Member terminates employment with the Company, dies, becomes disabled, becomes a Non-Resident or retires, or the Company is sold or undergoes a Change of Control the Company shall provide the Member or Beneficiary with a written statement of the benefits and options available.

        3. The Company shall provide the Member with a written explanation of any amendment to the Plan.

9.4     SURRENDER OR ASSIGNMENT

        Benefits payable under this Plan are not capable of assignment or alienation during the lifetime of the Member. Benefits payable under this Plan shall not be charged, anticipated or given as security. Assignment of benefits may occur to the extent outlined in Section 9.2, Marriage Breakdown. No right or interest in the benefits of the Member or personal representative, dependent or any other person, is capable of being assigned or otherwise alienated during the lifetime of the Member.

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10.     AMENDMENT OF THE PLAN

10.1 The Company reserves the right to amend any provision of the Plan or to terminate the Plan. Any amendment will be signed by the Company.

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